Exhibit 4.4

XTERA COMMUNICATIONS, INC.

AMENDED AND RESTATED STOCKHOLDER AGREEMENT

This Amended and Restated Stockholder Agreement (the “Agreement”) is made as of August 12, 2003, by and among Xtera Communications, Inc., a Delaware corporation (the “Company”), Mohammed Islam, an individual residing in the State of Texas and a holder of outstanding Common Stock of the Company (the “Initial Stockholder”), the holders of Common Stock and Series A-1 Preferred Stock of the Company listed on Schedule I hereto (the “Investors”) and such other persons as may become stockholders of the Company pursuant to a Transfer (as defined below) made in accordance with Sections 1(k) and 8(c) hereof (each a “Transferee” and collectively, the “Transferees”). The Investors and their Transferees are collectively referred to herein as the “Investors” and each an “Investor”.

RECITALS

A. The Company and the Initial Stockholder desire for the Investors to purchase shares of the Company’s Series A-1 Preferred Stock pursuant to the Series A-1 Preferred Stock Purchase Agreement by and among the Company and certain of the Investors dated of even date herewith (the “Purchase Agreement”).

B. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

C. The Investors, the Initial Stockholder and the Company desire to enter into this Agreement and grant the rights contained herein in order to fulfill such condition.

D. Certain of the Investors and the Initial Stockholder have previously entered into an Amended and Restated Stockholder Agreement with the Company, dated January 10, 2001 (the “Prior Agreement”).

E. All parties hereto wish to amend, restate and supersede the Prior Agreement by entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, and intending to be bound, the parties hereto agree to amend, restate and supersede the Prior Agreement as follows:

1. Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

(a) an “Affiliate” of an entity shall mean any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such entity and with respect to any entity which is a partnership, any partner and affiliated partnership managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with such management company or managing general partner.

(b) “Investor’s Share” means, as to the Right of Co-Sale, the percentage determined by dividing (A) the number of shares of Stock held by the Investor (calculated on an as-converted basis) by (B) the number of shares of Stock held by the Seller and all Investors participating in the Right of Co-Sale (calculated on an as-converted basis).

(c) “IPO” means the first closing of a bona fide, firm commitment underwritten public offering of the Company’s securities registered under the Securities Act of 1933, as amended, with aggregate proceeds to the Company of not less than $35,000,000 and a per share price to the public of not less than $2.168 (subject to proportionate adjustment in the event of a stock split, reverse stock split, recapitalization or stock dividend).

(d) “Offered Stock” means all Stock proposed to be Transferred by the Seller.

(e) “On an as-converted basis” means taking into account all of the issued and outstanding shares of Common Stock of the Company, all issued and outstanding shares of Preferred Stock and other issued and outstanding securities convertible into Common Stock of the Company, each on an as-converted basis.

(f) “Right of Co-Sale” means the right of co-sale provided to the Investors in Section 4 of this Agreement.

(g) “Preferred Stock” means the Series A-1 Preferred Stock of the Company, par value $0.001 (the “Series A-1 Preferred”).

(h) “Right of First Refusal” means the right of first refusal provided to the Company and the Investors in Section 3 of this Agreement.

(i) “Seller” means any Initial Stockholder proposing to Transfer Stock.

(j) “Stock” means and includes all Common Stock and Preferred Stock of the Company (whether already issued or issuable upon conversion of Preferred Stock).

(k) “Transfer” means and includes any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings, or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

(i) any transfers of Stock to the Seller’s spouse, lineal descendant or antecedent, father, mother, brother or sister of the Seller, the adopted child or adopted grandchild of the Seller, or the spouse of any child, adopted child, grandchild or adopted grandchild of the Seller, or to a trust or trusts for the exclusive benefit of the Seller or the Seller’s family members as listed in this Section; or

(ii) any transfers of Stock to an Affiliate;

provided that in each and all such cases, (A) the Seller shall inform the Company and each Investor by written notice prior to effecting such permitted transfer of Stock, and (B) such transferee or Affiliate, as the case may be, shall furnish the Company and each Investor with an executed counterpart copy of this Agreement and agree to become bound thereby as was the Seller. Such transferred Stock shall remain “Stock” hereunder, and the transferee shall be treated as was the Seller of such Stock hereunder, and shall assume all rights and obligations of such Seller hereunder.

2. Notice of Proposed Transfer. Before any Seller may effect any Transfer of Stock, the Seller must give at the same time to the Company and to each Investor a written notice signed by the Seller (the “Seller’s Notice”) stating (a) the Seller’s bona fide intention to Transfer such Offered Stock and the name and address of the proposed transferee (the “Transferee”); (b) the number of shares of the Offered Stock; and (c) the bona fide cash price or, in reasonable detail, other consideration, per share for which the Seller proposes to Transfer such Offered Stock (the “Offered Price”). Upon the request of the Company or any of such Investors, the Seller will promptly furnish information to the Company and to the Investors as may be reasonably requested to establish that the offer and Transferee are bona fide.

3. Right of First Refusal.

(a) The Right.

(i) Company’s Initial Right. The Company has the right of first refusal to purchase any or all of the Offered Stock, if the Company gives written notice of the exercise of such right to the Seller within fifteen (15) days after the date of its receipt of the Seller’s Notice to the Company (the “Company’s Refusal Period”). If the Company does not desire to purchase all of the Offered Stock, within ten (10) days after expiration of the Company’s Refusal Period, the Company will give written notice to each Investor, specifying the number of shares of Offered Stock not subscribed for by the Company through exercise of its Right of First Refusal (the “Company’s Notice”).

(ii) Investors’ Right. If the Company does not desire to purchase any or all of the Offered Stock, the Investors shall have the right of first refusal to purchase all or none of the Offered Stock; provided, that each such Investor gives written notice of the exercise of such right to the Seller within fifteen (15) days after the date of mailing or other transmission of the Company’s Notice to such Investor (the “Investors’ Refusal Period”). To the extent the aggregate number of shares such Investors desire to purchase exceeds the Offered Stock available, each such Investor will be entitled to purchase a fraction of the Offered Stock, the numerator of which is the number of shares of Stock (assuming the Conversion of Preferred Stock into Common Stock) held by such Investor and the denominator of which is the number of shares of Stock (assuming the conversion of Preferred Stock into Common Stock) held by all Investors exercising their Right of First Refusal (and if any shares of Offered Stock remain unallocated after application of the foregoing, such shares shall be allocated through successive applications thereof). Within ten (10) days after expiration of the Investors’ Refusal Period, the Seller will give written notice to the Company and each Investor, specifying the number of shares of Offered Stock that were subscribed for by the Investors exercising their Rights of First Refusal (the “Confirmation Notice”).

(b) Purchase Price. The purchase price for the Offered Stock to be purchased by the Company or by any Investor exercising its Right of First Refusal under this Agreement will be the Offered Price, and will be payable as set forth in Section 3(c) hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, which determination will be binding upon the Company, each Investor and the Seller, absent fraud or error.

(c) Payment. Payment of the purchase price for the Offered Stock purchased by the Company or by an Investor exercising its Right of First Refusal will be made within fifteen (15) days after the later of (i) the end of the Company’s Refusal Period, or (ii) the delivery of the Company’s Notice and the end of the Investors’ Refusal Period. Payment of the purchase price will be made, at the option of the Company or the exercising Investor, (i) in cash (by check or wire transfer at the option of the purchaser), (ii) by cancellation of all or a portion of any outstanding indebtedness of the Seller to the Company or the Investor, as the case may be, or (iii) by any combination of the foregoing.

(d) Rights as an Investor. If the Company or any Investor exercises its Right of First Refusal to purchase the Offered Stock, then, upon the date the notice of such exercise is given by the Company or any Investor, the Seller will have no further rights as a holder of the Offered Stock except the right to receive payment for the Offered Stock from the Company or the Investors in accordance with the terms of this Agreement, and the Seller will forthwith cause all certificate(s) evidencing such Offered Stock to be surrendered for transfer to the Company or the Investor, as the case may be.

4. Right of Co-Sale.

(a) Right of Co-Sale. If the Company and the Investors have waived or failed to timely exercise their Rights of First Refusal under paragraph 3 with respect to any portion of the Offered Stock, then, subject to the Investors’ Right of Co-Sale, the Seller may Transfer to the Transferee such remaining portion of the Offered Stock as was specified in the Seller’s Notice, by giving written notice to each Investor within five (5) days after the date of the expiration of the Investors’ Refusal Period (the “Right of Co-Sale Notice”), specifying the date of the Transfer of the Offered Stock to such Transferee which shall not occur earlier than fifteen (15) days nor later than thirty (30) days after the date of mailing or other transmission of the Right of Co-Sale Notice (the “Closing”), and the number of shares and type of Stock that the Seller desires to Transfer to the Transferee. If the Seller desires to Transfer to the Transferee such Offered Stock, each Investor shall have the right to require, as a condition to such sale or transfer, that the Transferee agree to purchase from such Investor, at the same price per share and on the same terms and conditions as involved in such sale or disposition by the Seller, a number of shares of such Investor’s Stock (regardless of the class and series thereof) equal to a percentage of the Offered Stock equivalent to the Investor’s Share. The amount of Offered Stock the Seller may actually Transfer to the Transferee (after the application of this Section 4) shall be reduced by the number of shares of Investors’ Stock that the Transferee purchases pursuant to this Section 4(a). This Right of Co-Sale shall not apply with respect to Offered Stock sold or to be sold to Investors or the Company under their Right of First Refusal.

(b) Consummation of Co-Sale. An Investor may exercise the Right of Co-Sale by delivering to the Seller five (5) days before the Closing, a notice (the “Co-Sale Confirmation Notice”) setting forth the number of shares, not to exceed such Investor’s Share, and one or more certificates, properly endorsed for Transfer, representing a number of shares (not to exceed such Investor’s Share) of such Stock to be Transferred by the Seller on behalf of such Investor exercising his or her Right of Co-Sale. At the Closing, one or more certificates or other instruments, properly endorsed for Transfer, representing the Stock listed on the Co-Sale Confirmation Notice, will be Transferred and delivered to the Transferee by the Seller as set forth in the Right of Co-Sale Notice, in consummation of the Transfer of the Offered Stock pursuant to the terms and conditions specified in the Right of Co-Sale Notice, and the Seller will remit, or will cause to be remitted, to each participating Investor, within ten (10) days after such Closing, that portion of the proceeds of the Transfer to which each participating Investor is entitled by reason of each Investor’s participation in such Transfer pursuant to the Right of Co-Sale. After the Closing, the Company shall promptly deliver a certificate for the remaining balance of the securities held by each participating Investor, if any, to each such participating Investor.

(c) Seller’s Right To Transfer. If the Company and each Investor have not elected to purchase all of the Offered Stock under their Right of First Refusal, and to the extent that the Investors have not exercised their Right of Co-Sale, the Seller may Transfer that portion of the Offered Stock permitted to be sold, to any person named as a purchaser or other Transferee in the Seller’s Notice, at the Offered Price, provided that such Transfer (i) is consummated within thirty (30) days after the date of the Right of Co-Sale Notice, (ii) is on terms no more favorable to the Seller than the terms proposed in the Seller’s Notice and (iii) is in accordance with all the terms of this Agreement. If the Offered Stock is not so Transferred during such thirty (30) day period, then the Seller may not Transfer any of such Offered Stock without complying again in full with the provisions of this Agreement.

5. Multiple Series, Classes or Types of Stock. If the Offered Stock consists of more than one series, class or type of Stock, the Seller has the right to Transfer hereunder each such series, class or type; provided, however, that if an Investor exercising the Right of Co-Sale does not hold any of such series class or type, or any other security convertible at the Investor’s option into shares of such series class or type, and the proposed Transferee is not willing, at the Closing, to purchase some other series, class or type of Stock from such Investor, or is unwilling to purchase any Stock from such Investor at the Closing, then such Investor will have the put right (the “Put Right”) set forth in Section 6(b) hereof.

6. Refusal to Transfer; Put Right.

(a) Refusal to Transfer. Any attempt by any Seller to Transfer any Stock in violation of any provision of this Agreement will be void. The Company will not be required (i) to transfer on its books any Stock that has been sold, gifted or otherwise Transferred in violation of this Agreement, or (ii) to treat as owner of such Stock, or to accord the right to vote or pay dividends to any purchaser, donee or other Transferee to whom such Stock may have been so Transferred.

(b) Put Right. If a Seller Transfers any Stock in contravention of the Right of Co-Sale under this Agreement (a “Prohibited Transfer”), or if the proposed Transferee of Offered Stock desires to purchase a class, series or type of stock offered by the Seller, and an Investor exercising the Right of Co-Sale does not hold any shares of such class, series or type, or any other security convertible at the Investor’s option into shares of such series class or type, or the proposed Transferee is unwilling to purchase any Stock from an Investor, such Investor may, by delivery of written notice to such Seller (a “Put Notice”) within ten (10) days after (i) the Closing as defined in subsection 4(a) above, or (ii) the date on which such Investor becomes aware of the Prohibited Transfer or the terms thereof, require such Seller to purchase from such Investor, for cash or such other consideration as the Seller received in the Prohibited Transfer or at the Closing, a number of shares of Stock (of the same class or type as transferred in the Prohibited Transfer or at the Closing if such Investor then owns Stock of such class or type; otherwise of Preferred Stock or Common Stock at the election of the Investor) having a purchase price equal to the aggregate purchase price the Investor would have received in the closing of such Prohibited Transfer if such Investor had elected to exercise its Right of Co-Sale with respect thereto or in the Closing if the Transferee had been willing to purchase the Stock of the Investor. The closing of such sale to the Seller will occur within ten (10) days after the date of such Investor’s Put Notice to such Seller.

7. Board of Directors; Voting. So long as at least 1,000,000 shares of Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares occurring after the date hereof) remain outstanding, each Initial Stockholder and Investor hereby agrees to vote all shares of the Company’s capital stock now or hereafter directly or indirectly owned (of record or beneficially) by such Initial Stockholder or Investor and otherwise to take such action as shall be necessary to:

(a) elect and appoint to the Board of Directors of the Company the following persons:

(i) three (3) individuals designated by the holders of a majority of the outstanding shares of Preferred Stock, voting as a single class, one (1) of which shall be the designee of Sevin Rosen Fund VII, L.P. (“SRF”) for so long as SRF and its Affiliates hold not less than 2,000,000 shares of Preferred Stock in the aggregate (as adjusted for any stock dividends, combinations or splits with respect to such shares occurring after the date hereof), and one (1) of which shall be the designee of Communications Ventures IV, L.P. (“ComVen”) for so long as ComVen and its affiliates hold not less than 2,000,000 shares of Preferred Stock in the aggregate (as adjusted for any stock dividends, combinations or splits with respect to such shares occurring after the date hereof); and

(ii) two (2) individuals designated by the holders of a majority of the outstanding shares of Common Stock, voting as a class, one (1) of which shall be the then-current Chief Executive Officer of the Company and one (1) of which shall be the designee of the holders of a majority of the outstanding shares of Common Stock held by persons and entities whose shares of Common Stock were not issued by reason of the conversion of any series of the Company’s Preferred Stock, voting as a class;

(b) ensure that in the event the number of authorized directors is increased beyond five (5), the persons filling any newly-created seats shall be approved by both the holders of a majority of the outstanding Common Stock, voting as a class, and the holders of a majority of the Preferred Stock, voting as a class;

(c) allow for Enterprise Development Fund II, Limited Partnership (“EDF”) to have an observer attend all meetings of the Board of Directors for so long as EDF and its Affiliates hold not less than 700,000 shares of Preferred Stock in the aggregate (as adjusted for any stock dividends, combinations or splits with respect to such shares occurring after the date hereof); provided that such observer shall first enter into a standard nondisclosure agreement with the Company;

(d) allow for ARCH Venture Fund IV, L.P. (“ARCH”) to have an observer attend all meetings of the Board of Directors for so long as ARCH and its Affiliates hold not less than 700,000 shares of Preferred Stock in the aggregate (as adjusted for any stock dividends, combinations or splits with respect to such shares occurring after the date hereof); provided that such observer shall first enter into a standard nondisclosure agreement with the Company; and

(e) ensure that the Board of Directors shall consist of the following persons immediately following the first closing of the Company’s Series A-1 Preferred financing pursuant to the Purchase Agreement: Mohammed Islam, Jon Bayless (who shall be Chairman), Cliff Higgerson and Hayden Harris.

8. Restrictive Legend and Stop Transfer Orders.

(a) Legend. Each Initial Stockholder and Investor understands and agrees that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Stock by the Initial Stockholder or Investor:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL, RIGHTS OF CO-SALE AND/OR VOTING AGREEMENTS AS SET FORTH IN AN AMENDED AND RESTATED STOCKHOLDER AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES AND THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL, RIGHTS OF CO-SALE AND VOTING AGREEMENTS ARE BINDING ON CERTAIN TRANSFEREES OF THESE SHARES.”

(b) Stop Transfer Instructions. Each Initial Stockholder agrees, to ensure compliance with the restrictions referred to herein, that the Company may issue appropriate “stop transfer” certificates or instructions and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its records.

(c) Transfers. No securities shall be Transferred by the Initial Stockholder unless (i) such Transfer is made in compliance with all of the terms of this Agreement and in compliance with the terms of applicable federal and state securities laws and (ii) prior to such Transfer, the Transferee or Transferees sign a counterpart to this Agreement pursuant to which it or they agree to be bound by the terms of this Agreement. The Company shall not be required (a) to Transfer on its books any shares that shall have been sold or Transferred in violation of any of the provisions of this Agreement or (b) to treat as the owner of such shares or to accord the right to vote as such owner or to pay dividends to any Transferee to whom such shares shall have been so Transferred.

9. Termination and Waiver.

(a) Termination. The Right of First Refusal and Right of Co-Sale will not apply to and will terminate upon an IPO. The Voting Agreement set forth in Section 7 hereof will also terminate upon an IPO.

(b) Waiver. Any waiver by a party of its rights hereunder will be effective only if evidenced by a written instrument executed by such party or its authorized representative; provided, however, that one or more Investors holding at least a majority of the shares of Common Stock and Preferred Stock (voting together as a single class and not as a separate series, and on an as converted basis) of the Company held by all Investors may waive any of the rights of all Investors hereunder.

10. Miscellaneous Provisions.

(a) Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and or (i) the date of delivery by facsimile, or (ii) the business day after deposit with a nationally-recognized courier or overnight service, including Express Mail, for United States deliveries or (iii) five (5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth below such party’s signature on this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto. Notwithstanding the foregoing, all notices for delivery outside the United States shall be sent by facsimile (in which case said notice shall be deemed effective as of the next business day following the date of transmission) or nationally recognized courier (in which case said notice shall be deemed effective as of the fifth day following the date of mailing). Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice. Notices to the Company will be marked to the attention of the Chief Executive Officer.

(b) Binding on Successors and Assigns; Inclusion Within Certain Definitions. This Agreement, and the rights and obligations of the parties hereunder, will inure to the benefit of, and be binding upon, their respective successors, assigns, heirs, executors, administrators and legal representatives. Any permitted Transferee of an Investor who is required to become a party hereto will be considered an “Investor” for purposes of this Agreement and any permitted Transferee of Stock held by the Seller will be considered a “Seller” for purposes of this Agreement.

(c) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible and such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had (to the extent not enforceable) never been contained herein.

(d) Amendment. This Agreement may be amended only by a written instrument executed by (i) the Company, (ii) the holders of a majority of the shares of Stock held by the Initial Stockholders, and (iii) the holders of a majority of the shares of Stock (voting together as a single class and not as a separate series, and on an as converted basis) held by the Investors.

(e) Continuity of Other Restrictions. Any Stock not purchased by the Company or any Investor under their Right of First Refusal hereunder will continue to be subject to all other restrictions imposed upon such Stock by law or agreement, including any restrictions imposed under the Company’s Certificate of Incorporation or Bylaws or by agreement.

(f) Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to contracts made and to be performed entirely within that state between residents of that state.

(g) Binding Nature of Exercise. Any exercise of the Right of First Refusal or Right of Co-Sale will be binding upon the party so exercising, and may not be withdrawn without the written consent of the Company or the Investor as to whom it is given, as the case may be, except that such exercise may be withdrawn unilaterally by the exercising party if there is any legal prohibition as to a party’s consummation of its purchase or sale hereunder.

(h) Obligation of Company. The Company and the Initial Stockholders agree to use their best efforts to enforce the terms of this Agreement, to inform the Investors of any breach hereof (to the extent of the Company’s knowledge thereof) and to assist the Investors in the exercise of their rights thereunder.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

(j) Further Assurances. Each party hereby agrees to execute and deliver all such further instruments and documents and take all such other actions as the other party may reasonably request in order to carry out the intent and purposes of this Agreement.

(k) Entire Agreement; Successors and Assigns. This Agreement and the exhibits hereto constitute the entire agreement between the Company and each Investor relative to the subject matter hereof Any previous agreement between the Company and each Investor regarding the subject matter hereof is terminated and superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

(l) Conflict. In the event of any conflict between the terms of this Agreement and the Company’s Certificate of Incorporation, or its Bylaws, the terms of the Company’s Certificate of Incorporation or Bylaws, as the case may be, will control. In the event of any conflict between the terms of this Agreement and any other agreement to which the Initial Stockholder is a party or by which such Initial Stockholder is bound, the terms of this Agreement will control. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(m) Aggregation of Stock. The Stock held by any affiliated entities or persons of an Investor shall be aggregated with such Investor’s Stock solely for purposes of determining whether or not any right granted hereunder is applicable to such Investor.

(n) Termination of Prior Agreement. The Prior Agreement is hereby amended and restated in its entirety and shall be of no further force or effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the day and year first above written.

The Company:	XTERA COMMUNICATIONS, INC.
a Delaware corporation

	By:	/s/ Xtera Communications, Inc.
Name:
Title:
	Address:	500 W. Bethany Drive
Allen, TX 75013

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	NEW ENTERPRISE ASSOCIATES 10, L.P.
	By:	NEA Partners 10, L.P.
Its General Partner

	By:	/s/ Thomas C. McConnell
	Name:	Thomas C. McConnell
	Address:	2490 Sand Hill Road
Menlo Park, CA 94025

NEW ENTERPRISE ASSOCIATES 9, L.P.
	By:	NEA Partners 9, L.P.
Its General Partner

	By:	/s/ Thomas C. McConnell
	Name:	Thomas C. McConnell
	Address:	2490 Sand Hill Road
Menlo Park, CA 94025

NEA VENTURES 2000, L.P.

	By:	/s/ NEA Ventures 2000, L.P.
Name:
Title:
	Address:	2490 Sand Hill Road
Menlo Park, CA 94025

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	SEVIN ROSEN FUND VII, L.P.
By: SRB ASSOCIATES VII L.P., ITS GENERAL PARTNER

	By:	/s/ John V. Jaggers
	Name:	John V. Jaggers
	Title:	General Partner
	Address:	13455 Noel Rd., Suite 1670
Dallas, TX 75240

SEVIN ROSEN VII AFFILIATES FUND, L.P.
By: SRB ASSOCIATES VII L.P., ITS GENERAL PARTNER

	By:	/s/ John V. Jaggers
	Name:	John V. Jaggers
	Title:	General Partner
	Address:	13455 Noel Rd., Suite 1670
Dallas, TX 75240

SEVIN ROSEN BAYLESS MANAGEMENT COMPANY

	By:	/s/ John V. Jaggers
	Name:	John V. Jaggers
	Title:	Vice President
	Address:	13455 Noel Road, Suite 1670 Dallas, TX 75240

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	COMMUNICATIONS VENTURES IV, L.P.

	By:	/s/ Clifford Higgerson
	Name:	Clifford Higgerson
	Title:	General Partner
	Address:	505 Hamilton Avenue, Ste. 305
Palo Alto, CA 94301

COMMUNICATIONS VENTURES IV CEO FUND, L.P.

	By:	/s/ Clifford Higgerson
	Name:	Clifford Higgerson
	Title:	General Partner
	Address:	505 Hamilton Avenue, Ste. 305
Palo Alto, CA 94301

COMMUNICATIONS VENTURES IV ENTREPRENEURS’ FUND, L.P.

	By:	/s/ Clifford Higgerson
	Name:	Clifford Higgerson
	Title:	General Partner
	Address:	505 Hamilton Avenue, Ste. 305
Palo Alto, CA 94301

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	CHARLES M. AJOURI

/s/ Charles M. Ajouri
Address:

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	THOMAS A. KELLEY & ASSOCIATES PROFIT SHARING PLAN

	By:	/s/ Thomas A. Kelley & Associates Profit Sharing Plan
Name:
Title:
Address:

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	JON W. BAYLESS, Personal Property

/s/ Jon W. Bayless
Address:

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	JAMES R. ADOX

/s/ James R. Adox
Address:

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	BEAU D. LASKEY

/s/ Beau D. Laskey
Address:

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	THOMAS S. PORTER RESTATED TRUST

	By:	/s/ Thomas S. Porter Restated Trust
Name:
Title:
Address:

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:
ARCH Venture Fund III, L.P.
By:	ARCH Venture Partners, LLC
Its:	General Partner

By:	/s/ Arch Venture Partners, LLC
Its:	Managing Director

ARCH Venture Fund IV, L.P.
By:	ARCH Venture Partners IV, LLC
Its:	General Partner

By:	/s/ Arch Venture Partners IV, LLC
Its:	Managing Director

ARCH Entrepreneurs Fund, L.P.
By:	ARCH Venture Partners IV, LLC
Its:	General Partner

By:	/s/ Arch Venture Partners IV, LLC
Its:	Managing Director

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	EDF VENTURES, LIMITED PARTNERSHIP

	By:	/s/ Jim Adox
	Name:	Jim Adox
	Title:	Vice President of EDM III, Inc., General Partner of Enterprise Ventures III, Limited Partnership, which is the General Partner of EDF Ventures, Limited Partnership
	Address:	425 North Main Street
Ann Arbor, MI 48104-1147

ENTERPRISE DEVELOPMENT FUND II, LIMITED PARTNERSHIP

	By:	/s/ Jim Adox
	Name:	Jim Adox
	Title:	Vice President of EDM, Inc., General Partner of Enterprise Ventures, Limited Partnership, which is the General Partner of Enterprise Development Fund II, Limited Partnership
	Address:	425 North Main Street
Ann Arbor, MI 48104-1147

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	WS INVESTMENT COMPANY 99B,

	By:	/s/ WS Investment Company 99B
Name:
Title:
	Address:	650 Page Mill Road
Palo Alto, CA 94304-1050

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	THOMAS E. SPARKS, JR.

	By:	/s/ Thomas E. Sparks, Jr.
Name:
Title:
Address:

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	UNIVERSITY OF ILLINOIS FOUNDATION

	By:	/s/ University of Illinois Foundation
Name:
Title:
	Address:	Harker Hall, 1305 West Green Street
Urbana, Illinois 61801

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	UNIVERSITY OF CALIFORNIA, BERKELEY FOUNDATION

	By:	/s/ University of California, Berkeley Foundation
Name:
Title:
	Address:	2440 Bancroft Way #211
Berkeley, California 94720-4200

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	CIENA CORPORATION

	By:	/s/ Ciena Corporation
Name:
Title:
	Address:	1201 Winterson Road
Linthicum, MD 21090

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	HOOK PARTNERS III, LP

	By:	/s/ Hook Partners III, LP
Name:
Title:
	Address:	One Lincoln Centre, Suite 1550
5400 LBJ Freeway
Dallas, TX 75240

HOOK COMMUNICATIONS PARTNERS, LP

	By:	/s/ Hook Communications Partners, LP
Name:
Title:
	Address:	One Lincoln Centre, Suite 1550
5400 LBJ Freeway
Dallas, TX 75240

HOOK PARTNERS V, LP

	By:	/s/ Hook Partners V, LP
Name:
Title:
	Address:	One Lincoln Centre, Suite 1550
5400 LBJ Freeway
Dallas, TX 75240

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	RHO VENTURES IV, L.P.
	By:	Rho Management Ventures IV, L.L.C., General Partner

	By:	/s/ Rho Management Ventures IV, L.L.C.

Name:

Title:

RHO VENTURES IV GmbH & CO. BETEILIGUNGS KG
	By:	Rho Capital Partners Verwaltungs GmbH, General Partner

	By:	/s/ Rho Capital Partners Verwaltungs GmbH

Name:

Title:

RHO VENTURES IV (QP), L.P.
	By:	Rho Management Ventures IV, L.L.C., General Partner

	By:	Rho Management Ventures IV, L.L.C.

Name:

Title:

RHO MANAGEMENT TRUST I
	By:	Rho Management Company, Inc. as Investment Adviser

	By:	/s/ Rho Management Company, Inc. as Investment Adviser

Name:

Title:

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	SVM Star Ventures Managementgesellschaft mbH Nr. 3 & Co. Beteiligungs KG Nr. 3

By: SVM Star Ventures Managementgesellschaft mbH Nr. 3

	By:	/s/ SVM Star Ventures Managementgesellschaft mbH Nr. 3
	Name:	Dr. Meir Barel
	Title:	Managing Director
	Address:	Possartstrasse 9
D-81679 Munich, Germany
	Fax No.:	+49-89-419-43030
	Attn:	Andreas Hofbauer

SVE Star Ventures Enterprises GmbH & Co. Nr. IX KG

By: SVM Star Ventures Managementgesellschaft mbH Nr. 3

	By:	/s/ SVM Star Ventures Managementgesellschaft mbH Nr. 3
	Name:	Dr. Meir Barel
	Title:	Managing Director
	Address:	Possartstrasse 9
D-81679 Munich, Germany
	Fax No.:	+49-89-419-43030
	Attn:	Andreas Hofbauer

SVM Star Ventures Managementgesellschaft mbH Nr. 3

	By:	/s/ SVM Star Ventures Managementgesellschaft mbH Nr. 3
	Name:	Dr. Meir Barel
	Title:	Managing Director
	Address:	Possartstrasse 9
D-81679 Munich, Germany
	Fax. No.:	+49-89-419-43030
	Attn:	Andreas Hofbauer

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	Star Management of Investments No. II (2000) L.P.

	By:	SVM Star Venture Capital Management Ltd.

	By:	/s/ SVM Star Venture Capital Management Ltd.
	Name:	Dr. Meir Barel
	Title:	Director
	Address:	11 Galgaley Haplada Street
P.O. Box 12600
Herzelia Pituach 46733, Israel
	Fax. No.:	+972-9-951-2889
	Attn:	Yael Reznik Cramer

Star Growth Enterprise, a German Civil Law Partnership (with limitation of liability)

By: SVM Star Ventures Managementgesellschaft mbH Nr. 3

	By:	/s/ SVM Star Ventures
	Name:	Dr. Meir Barel
	Title:	Managing Director
	Address:	Possartstrasse 9
D-81679 Munich, Germany
	Fax No.:	+49-89-419-43030
	Attn:	Andreas Hofbauer

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	ACCEPTED BY:

CENTERPOINT VENTURE FUND III, L.P.

	BY:	CENTERPOINT ASSOCIATES III, L.P., Its General Partner

	BY:	CENTERPOINT ASSOCIATES MANAGEMENT III, L.L.C. Its General Partner

		BY:	/s/ Centerpoint Associates Management III, L.L.C.
		Name:	Cam McMartin
		Title:	CFO

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	LONDON PACIFIC ASSURANCE LIMITED

	By:	/s/ Ron Green
	Name:	Ron Green
	Address:	6 Minden Place,
St. Helier, Jersey, Channel Islands

	Copy to:	Berkeley International Capital Corporation 650 California Street, 28th Floor San Francisco, CA 94108 Attn: Mr. A. I. Trueger

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	THE UNIVERSITY OF NORTH CAROLINA AT CHAPEL HILL FOUNDATION INVESTMENT FUND, INC.

	By:	/s/ Mark W. Yusko
	Name:	Mark W. Yusko
	Title:	Assistant Treasurer

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	THE INFRASTRUCTURE FUND, LP

	By:	IF MANAGEMENT COMPANY, LLC, its General Partner

	By:	/s/ Peter Hankin
	Name:	Peter Hankin
	Title:	Managing Member
	Address:	3000 Sand Hill Road
Building 3, Suite 255
Menlo Park, CA 94025 USA

THE INFRASTRUCTURE CO-INVEST FUND, LP

	By:	IF MANAGEMENT COMPANY, LLC, its General Partner

	By:	/s/ Peter Hankin
	Name:	Peter Hankin
	Title:	Managing Member
	Address:	3000 Sand Hill Road
Building 3, Suite 255
Menlo Park, CA 94025 USA

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	DIETRICH R. ERDMANN

	By:	/s/ Dietrich R. Erdmann
Name:
Title:
	Address:	Renggstrasse 36 — P.O. Box
6052 Hergiswil - Switzerland

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	Mohr Seed Capital II, L.P.

	By:	/s/ Bob Mohr
	Name:	Bob Mohr
	Title:	Partner
	Address:	5400 LBJ Freeway, Suite 1325
Dallas, TX 75240
	Tel. No.:	972-239-0394

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	University Technology Investors, LP

	By:	/s/ Mark Harris
	Name:	Mark Harris
	Title:	General Partner
	Address:	173 Spring Street Suite 200
Pleasanton, CA 94566

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	AETHER PARTNERS, LP

	By:	/s/ Aether Partners, LP
Name:
Title:
	Address:	7731 Chalkstone Street
Dallas, TX 75248

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

Initial Stockholder:

/s/ Mohammed N. Islam
Mohammed N. Islam

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	SCTI, L.P.
A Delaware limited partnership

	By:	/s/ Mark Masur
	Name:	Mark Masur
	Address:	5949 Sherry Lane, Suite 1450
Dallas, TX 75225

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	DALI, HOOK PARTNERS ENTREPRENEURS FUND, L.P.

	By:	/s/ Dali, Hook Partners Entrepreneurs Fund, L.P.
Name:
Title:
Address:

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	DALI HOOK PARTNERS L.P.

	By:	/s/ Dali Hook Partners L.P.
Name:
Title:
Address:

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

The Investors:	TRELLIS PARTNERS II, L.P.

	By:	Trellis Management II, L.P., Its General Partner

	By:	/s/ Trellis Management II, L.P.
Name:
Title:
Address:

***AMENDED AND RESTATED STOCKHOLDER AGREEMENT***

SCHEDULE 1

SCHEDULE OF INVESTORS

Common Stockholders

ARCH Venture Fund III, L.P.

ARCH Venture Fund IV, L.P.

ARCH Entrepreneurs Fund, L.P.

Enterprise Development Fund II, L.P.

EDF Ventures, Limited Partnership

New Enterprise Associates 9, L.P.

New Enterprise Associates 10, L.P.

NEA Ventures 2000, L.P.

ComVentures IV, L.P.

ComVentures IV CEO Fund, L.P.

ComVentures IV Entrepreneurs’ Fund, L.P.

Sevin Rosen Fund VII L.P.

Sevin Rosen VII Affiliates Fund L.P.

Sevin Rosen Bayless Management Company

WS Investment Company 99B

Thomas E. Sparks, Jr.

University of Illinois Foundation

University of California Berkeley Foundation

CIENA Corporation

Hook Partners III, LP

Hook Partners IV, LP

Hook Partners V, L.P.

Hook Communications Partners, LP

Dietrich R. Erdmann

Rho Ventures IV, L.P.

Rho Ventures IV GmbH & CO. Beteiligungs KG

Rho Ventures IV (QP), L.P.

Rho Management Trust I

SVM Star Ventures Managementgesellschaft mbH Nr. 3 & Co. Beteiligungs KG Nr. 3

SVE Star Ventures Enterprises GmbH & Co. Nr. IX KG

Star Growth Enterprise, a German Civil Law Partnership (with limitation of liability)

SVM Star Ventures Managementgesellschaft mbH Nr. 3

Star Management of Investments No. 2 (2000) L.P.

CenterPoint Venture Fund III, L.P.

London Pacific Assurance Limited

University of North Carolina at Chapel Hill Foundation Investment Fund, Inc.

The Infrastructure Fund, LP

The Infrastructure Co-Invest Fund, LP

Mohr Seed Capital II, L.P.

University Technology Investors, LP

Aether Partners, LP

SCTI, L.P.

Centerpoint Venture Fund III, L.P.

Dali Hook Partners, L.P.

Dali Hook Partners Entrepreneurs Fund L.P.

Trellis Partners II, L.P.